Exhibit 10(m)

AMENDMENT NUMBER 3
TO
2000 CITY NATIONAL BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

        WHEREAS, City National Bank (the "Bank") maintains the 2000 City National Bank Executive Deferred Compensation Plan (the "Plan") to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and/or commissions and bonuses; and

        WHEREAS, pursuant to Section 8.4 of the Plan, the Bank has the right to amend the Plan;

        WHEREAS, it is desirable to adopt an amendment to the Plan to allow Participants to make investment elections in a "CNC Stock" Fund; and

        NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2008, with approval by the Compensation, Nominating and Governance Committee of the Board of Directors of City National Corporation, as follows:

             1.  Section 3.2 of the Plan is hereby amended to add the following subsection (e) thereof to read as follows:

             (e)  Effective as of January 1, 2008, the "CNC Stock" Fund will be added as a Fund available under the Plan, subject to the following conditions and such other conditions as the Committee which administers the Plan may determine:

                (i)  A Participant may designate, on a form provided and in a manner specified by the Committee, a percentage of his or her Plan Year Subaccount for any Plan Year that shall be deemed to be invested in the CNC Stock Fund.

                (A)  A Participant must make an election to designate the CNC Stock Fund for all or a specified percentage of his or her Plan Year Subaccount for any Plan Year beginning in 2008 or thereafter at the time when the Participant elects to defer compensation for such Plan Year.

                (B)  A Participant will only be permitted to make a one-time election in 2007 to designate the CNC Stock Fund for all or specified percentages of his Plan Year Subaccounts for 2007 or earlier years.

               (ii)  Notwithstanding any other provision of the Plan, a Participant may not subsequently change his or her investment election (or diversify out of the CNC Stock Fund) for any amounts which the Participant has designated to be invested in the CNC Stock Fund.

              (iii)  Notwithstanding any other provision of the Plan, unless otherwise permitted by the Committee, no in-service distribution election may be made by a Participant for any Plan Year Subaccount if any portion of such Plan Year Subaccount is designated to be invested in the CNC Stock Fund. The portion of any Plan Year Subaccount which is designated to be invested in the CNC Stock Fund will be distributed in a lump sum or installments following the Participant's termination of employment at the same time when other distributions are made from such Plan Year Subaccount pursuant to the distribution elections made by the participant in accordance with the provisions of the Plan.

                (A)  A Participant may not designate the CNC Stock Fund for his or her Plan Year Subaccount for 2004 or any earlier year for which the Participant has previously elected to receive an in service distribution.

                (B)  A Participant may not designate the CNC Stock Fund for his or her Plan Year Subaccount for any Plan Year between 2004 and 2007 for which the Participant has previously elected to receive an in service distribution, unless the Participant makes a new election in 2007 for such Plan Year Subaccount to receive a distribution in a lump sum or installments following the Participant's termination of employment in accordance with the provisions of the Plan.

              (iv)  The CNC Stock Fund will be measured in number of shares of City National Corporation Common Stock ("CNC Stock"). The number of shares of CNC Stock will be appropriately adjusted, as determined by the Committee, to reflect any stock splits, reverse stock splits, stock dividends, or similar events.

               (v)  Shares in the CNC Stock Fund do not convey the rights to ownership of shares of CNC Stock and do not have voting rights. The Company's obligation with respect to the CNC Stock Fund is unfunded. A Participant will only acquire ownership and voting rights when shares of CNC Stock are actually distributed to the Participant in accordance with the provisions of the Plan.

              (vi)  All distributions from the CNC Stock Fund will be made solely in CNC Stock, except that any fractional shares will be paid in cash. The number of shares distributed will be reduced to cover all taxes which are required to be withheld by Bank in respect to distributions of CNC Stock under the Plan.

             (vii)  All cash dividends which are paid on CNC Stock held in the CNC Stock Fund will not be deemed to be invested in the CNC Stock Fund, but will be credited in cash and will initially be deemed to be invested in the money market option or such other Fund that the Committee designates for this purpose, and thereafter may be reallocated by the Participant among Funds (other than the CNC Stock Fund) as permitted by the Committee.

            (viii)  All CNC Stock which is distributed to Participants pursuant to this Plan will be distributed under a plan which has been approved by the stockholders of the Company, if required to comply with any applicable federal or state law or applicable New York Stock Exchange listing standard.

        IN WITNESS WHEREOF, the Bank has caused its duly authorized officer to execute this Amendment on this                        day of                                    , 2007.

CITY NATIONAL BANK

By:	/s/ PATTI FISCHER Patti Fischer
Its:	Senior Vice President Human Resources